Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GOLDLAND HOLDINGS, CO.", CHANGING ITS NAME FROM "GOLDLAND HOLDINGS, CO." TO "BRAVO MULTINATIONAL INCORPORATED", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF MARCH, A.D. 2016, AT 6:28 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIRST DAY OF APRIL, A.D. 2016.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

2197475 8100
SR# 20161871672

Authentication: 202048284
Date: 03-28-16

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:28 PM 03/24/2016
FILED 06:28 PM 03/24/2016
SR 20161871672 - File Number 2197475

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
GOLDLAND HOLDINGS, CO.

Goldland Holdings, Co., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a meeting duly called and held on March 22, 2016, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

> RESOLVED, that the Restated Certificate of Incorporation of Goldland Holdings, Co. be amended by changing the Article I, Name, thereof so that, as amended, said Article I, Name, shall be and read as follows:
>
> "The name of the Company is Bravo Multinational Incorporated."

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on April 1, 2016.

IN WITNESS WHEREOF, Goldland Holdings, Co. has caused this certificate to be signed by Paul Parliament, its President, this 22nd day of March, 2016.

GOLDLAND HOLDINGS, CO.

By____________________________
Paul Parliament, President